UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2009

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-33488	20-8995389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure.

In connection with the public offering of common stock, $1.00 par value per share, (the “Offering”) announced by Marshall & Ilsley Corporation (the “Corporation”) on June 11, 2009, the Corporation provided the following information:

“Based on currently available information, the Corporation believes its provision for loan and lease losses in the second quarter of 2009 will be approximately the same as its provision for loan and lease losses for the first quarter of 2009.  The Corporation also believes that its net charge-offs for the second quarter of 2009 will be approximately the same as its provision for loan and lease losses in the second quarter of 2009.”

The Corporation also provided the additional information attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this report and in the accompanying exhibit is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be incorporated or deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Additional Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2009	MARSHALL & ILSLEY CORPORATION

By:/s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Additional Information